FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 August 14, 1998
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


               Delaware             0-18204             39-1644025
              ----------------     ----------          -------------
             (State or other      (Commission         (I.R.S. Employer
             jurisdiction o       file number)       Identification Number)
             incorporation or
             organization)


         1501 E. Wisconsin Street
         Delavan, WI                                     53115
         -----------------------------                  ------------
        (Address of Principal Executive Offices)        (Zip Code)


   Registrant's telephone number, including area code: (414) 728-5521


                                       N/A
                ------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

Ajay Sports, Inc. (the "Registrant") announced that its board of directors has authorized the implementation of a 1-for-6 reverse split of the Registrant's common stock, effective with the commencement of trading on Friday, August 14, 1998. The reverse split was approved by the stockholders of the Registrant at the Registrant's annual meeting on May 29, 1998. Following the reverse split, holders of the Registrant's common stock will receive one new share of $.01 par value common stock for every six shares of common stock currently held. Current stockholders will not be required to exchange their old certificates for a post-split certificate, and any stockholder will receive a full share for any fractional share that would have resulted from the 1-for-6 calculation. The reverse split is being implemented in order to allow the Registrant to comply with the $1.00 minimum bid price requirement of the Nasdaq SmallCap Market, at which time the Registrant will have approximately 4,000,000 common shares outstanding. The temporary common stock symbol will be AJAYD, signifying the reverse split.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: June 22, 1998

                                AJAY SPORTS, INC.



                                  By s\Robert R. Hebard
                                   ---------------------------
                                   Robert R. Hebard, Secretary